Exhibit 5.2

July 27, 2017

Textron Inc.

40 Westminster Street

Providence, Rhode Island 02903

Ladies and Gentlemen:

We are acting as counsel for Textron Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Act”), including the prospectus therein (the “Prospectus”), relating to the registration thereunder of an indeterminate initial offering amount of the Company’s (a) common stock, par value $.125 per share (the “Common Stock”), (b) preferred stock, par value $.01 per share (the “Preferred Stock”), (c) senior debt securities (the “Senior Debt Securities”) and (d) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities” and, together with the Common Stock and the Preferred Stock, the “Securities”).

The Debt Securities will be issued in one or more series pursuant to the Indenture dated as of September 10, 1999 between The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), and the Company, which is filed as Exhibit 4.4 to the Registration Statement, together with an Officer’s Certificate or other instrument establishing the form and terms of any such series in the form to be filed or incorporated by reference as Exhibit 4.6 or 4.8, as applicable, to the Registration Statement (such Indenture, together with any such instrument, the “Indenture”).

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

Based upon the foregoing, we are of the opinion that, with respect to any series of the Debt Securities, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, (b) the Board of Directors of the Company or a duly authorized committee thereof (the “Board”), or its duly authorized designee, has taken all necessary corporate action to establish the terms of such series and related matters and authorize the issuance and the offering of the Debt Securities of such series and (c) the Debt Securities of such series have been duly executed and authenticated in accordance with the terms of the Indenture and issued and sold in the manner contemplated by the Registration Statement and the Prospectus and the supplement thereto and in accordance with such action of the Board or its designee, the Debt Securities of such series (including any Debt Securities of such series duly issued upon conversion or exchange of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board) will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is subject to and limited by the effect of (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

We have assumed that (a) at or prior to the time of the issuance of any series of the Debt Securities, (i) the Registration Statement, including any amendments thereto, will be effective under the Act and a supplement to the

Prospectus applicable to the offer and sale of such Debt Securities will have been prepared and filed with the Commission pursuant to Rule 424(b) under the Act and (ii) the Board, or its duly authorized designee, shall not have rescinded or otherwise modified its authorization of such issuance, the offering of the Debt Securities of such series, the establishment of the terms of such series or related matters and (b) neither the establishment of any terms of such series after the date hereof nor the issuance and delivery of, or the performance of the Company’s obligations under, the Debt Securities of such series will require any authorization, consent, approval or license of, or any exemption from, or any registration or filing with, or any report or notice to, any executive, legislative, judicial, administrative or regulatory body (a “Governmental Approval”) or violate or conflict with, result in a breach of, or constitute a default under, (i) the Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company or any other agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties or (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties.

This opinion is limited to the law of the State of New York and, as to the validity of the Debt Securities, the General Corporation Law of the State of Delaware, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Opinions” in the Registration Statement and the Prospectus and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP